UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2013

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Amy R. Doberman

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 24, 2013, ProShares Trust II issued a press release announcing a reverse stock split (each a “Reverse Split”, and together, the “Reverse Splits”) on three of its series: ProShares UltraShort DJ-UBS Natural Gas (NYSE Arca symbol “KOLD”); ProShares VIX Short-Term Futures ETF (NYSE Arca symbol “VIXY”); and ProShares Ultra VIX Short-Term Futures ETF (NYSE Arca symbol “UVXY”). The Reverse Splits will not change the value of a shareholder’s investment.

ProShares UltraShort DJ-UBS Natural Gas will execute a 1-for-4 Reverse Split of shares, ProShares VIX Short-Term Futures ETF will execute a 1-for-5 Reverse Split of shares, and ProShares Ultra VIX Short-Term Futures ETF will execute a 1-for-10 Reverse Split of shares. The Reverse Splits will be effective at the market open on June 10, 2013, when the funds will begin trading at their post-Reverse split price. The ticker symbols for the funds will not change but the funds will each be issued a new CUSIP number: 74347W387 for ProShares UltraShort DJ-UBS Natural Gas; 74347W361 for ProShares VIX Short-Term Futures ETF; and 74347W379 for ProShares Ultra VIX Short-Term Futures ETF.

The Reverse Splits will increase the price per share of a fund with a proportionate decrease in the number of shares outstanding. For example, for a 1-for-4 reverse split, every four pre-reverse split shares held by a shareholder will result in the receipt of one post-reverse split share, which will be priced four times higher than the net asset value of a pre-reverse split share.

For shareholders who hold quantities of shares that are not an exact multiple of the Reverse Split ratio (i.e., not a multiple of 4 for the 1-for-4 Reverse Split, not a multiple of 5 for the 1-for-5 Reverse Split, or not a multiple of 10 for the 1-for-10 Reverse Split), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

The press release includes information relating to additional funds, none of which are series of ProShares Trust II.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2013

ProShares Trust II

By:	/s/ Louis Mayberg
Louis Mayberg
Principal Executive Officer